Exhibit 99.1

News Release
For Immediate Release: February 4, 2025
H&R Block Reports Fiscal 2025 Second Quarter Results
— Repurchased $190 Million of Shares—
— Reaffirms Full Year Outlook —
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) (the "Company") today released financial results1 for its fiscal 2025 second quarter ended December 31, 2024.
"I am pleased with our performance in the first half of the year," said Jeff Jones, president and chief executive officer. "We are reaffirming our fiscal 2025 outlook, and are well prepared to deliver this tax season and in the second half of the fiscal year."
Fiscal 2025 Second Quarter Results and Key Financial Metrics
"We are on track for the year and we are well positioned to deliver strong results," said Tiffany Mason, chief financial officer. "During the second quarter, we repurchased 3.2 million shares for $190 million, reflecting our confidence in the long-term value of our stock and our commitment to delivering shareholder returns."
For the second quarter, the Company delivered total revenue of $179.1 million, which was flat to the prior year. Increases in revenue from Wave and international tax preparation were offset by lower interest and fee income on Emerald Advance® due to a decrease in loan originations.
Total operating expenses of $472.4 million increased by $25.8 million as expected, primarily due to higher tax professional and corporate wages, increased healthcare costs, an increase in occupancy costs and the timing of marketing expenses versus the prior year.
Pretax loss increased by $29.4 million to $312.3 million.
Loss per share from continuing operations2 increased to $(1.79) from $(1.33) and adjusted loss per share from continuing operations2 increased to $(1.73) from $(1.27), due to a higher net loss and fewer shares outstanding as a result of share repurchases, which are accretive to earnings per share on a full-year basis.
Capital Allocation
The Company reported the following related to its capital structure:
•Repurchased and retired 3.2 million shares at an aggregate price of $190.5 million, or $58.65 per share in the second quarter.
•The Company has approximately $1.1 billion remaining on its $1.5 billion share repurchase program.
Since 2016, the Company has returned more than $4.4 billion to shareholders in the form of dividends and share repurchases, buying back over 43% of its shares outstanding3.
1All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2All per share amounts are based on fully diluted shares at the end of the corresponding period. The Company reports non-GAAP financial measures of performance, including adjusted earnings per share (EPS), earnings before interest, tax, depreciation, and amortization (EBITDA) from continuing operations, free cash flow, and free cash flow yield, which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the Company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).
3Shares outstanding calculated as of April 30, 2016.

Fiscal Year 2025 Outlook Reaffirmed
The Company continues to expect:
•Revenue to be in the range of $3.69 to $3.75 billion.
•EBITDA4 to be in the range of $975 million to $1.02 billion.
•Effective tax rate to be approximately 13%, resulting in a one-time benefit to EPS of approximately 50 cents.
•Adjusted Diluted Earnings Per Share4 to be in the range of $5.15 to $5.35.
Conference Call
The Company will host a conference call for analysts and investors to discuss second quarter 2025 results at 4:30 p.m. ET on Tuesday, February 4, 2025. To join live, participants must register at https://register.vevent.com/register/BI06a7e8ddc07544a6853995c1fe75ea2c. Once registered, the participant will receive a dial-in number and unique PIN to access the call. Please join approximately 5 minutes prior to the scheduled start time.
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and general public. The webcast can be accessed directly at https://edge.media-server.com/mmc/p/qdeqpgfd and will be available for replay 2 hours after the call is concluded and continuing for 90 days.
About H&R Block
H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation services, financial products, and small-business solutions. The company blends digital innovation with human expertise and care as it helps people get the best outcome at tax time, and be better with money using its mobile banking app, Spruce. Through Block Advisors and Wave, the company helps small-business owners thrive with year-round bookkeeping, payroll, advisory, and payment processing solutions. For more information, visit H&R Block News.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of

4Adjusted Diluted EPS and EBITDA from continuing operations are non-GAAP financial measures. Future period non-GAAP outlook includes adjustments for items not indicative of our core operations, which may include, without limitation, items described in the below section titled “Non-GAAP Financial Information” and in the accompanying tables. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual, or unanticipated charges, expenses or gains, or other items that may not directly correlate to the underlying performance of our business operations. The exact amounts of these adjustments are not currently determinable but may be significant. It is therefore not practicable to provide the comparable GAAP measures or reconcile this non-GAAP outlook to the most comparable GAAP measures.

assumptions underlying any of the above. They may also include the expected impact of external events beyond the Company’s control, such as outbreaks of infectious disease, severe weather events, natural or manmade disasters, or changes in the regulatory environment in which we operate. All forward-looking statements speak only as of the date they are made and reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-K for the most recently completed fiscal year in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at https://investors.hrblock.com. In addition, factors that may cause the Company’s actual estimated effective tax rate to differ from estimates include the Company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the Company has made, future actions of the Company, or increases in applicable tax rates in jurisdictions where the Company operates. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Further Information

Investor Relations:	Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Jordyn Eskijian, (816) 854-5674, jordyn.eskijian@hrblock.com
Media Relations:	Teri Daley, (816) 854-3787, teri.daley@hrblock.com
Media Desk, mediadesk@hrblock.com

TABLES FOLLOW

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended December 31,		Six months ended December 31,
	2024	2023	2024	2023
REVENUES:
U.S. tax preparation and related services:
Assisted tax preparation	$48,380	$48,342	$91,343	$87,605
Royalties	3,499	5,454	9,351	11,155
DIY tax preparation	13,744	13,111	16,980	16,959
Refund Transfers	637	813	1,497	1,955
Peace of Mind® Extended Service Plan	16,145	17,440	39,242	42,287
Tax Identity Shield®	4,013	4,694	7,922	9,274
Other	11,824	9,592	25,633	20,572
Total U.S. tax preparation and related services	98,242	99,446	191,968	189,807
Financial services:
Emerald Card® and SpruceSM	10,148	11,700	18,974	20,333
Interest and fee income on Emerald Advance®	12,308	15,235	12,308	15,533
Total financial services	22,456	26,935	31,282	35,866
International	31,811	29,569	96,666	90,134
Wave	26,561	23,133	52,964	47,076
Total revenues	$179,070	$179,083	$372,880	$362,883
Compensation and benefits:
Field wages	81,565	77,795	149,659	140,230
Other wages	78,731	74,671	156,066	146,769
Benefits and other compensation	38,402	36,063	77,156	71,311
	198,698	188,529	382,881	358,310
Occupancy	104,999	101,194	206,317	200,479
Marketing and advertising	14,863	11,305	24,835	16,786
Depreciation and amortization	29,195	30,107	58,026	60,332
Bad debt	19,416	21,754	22,146	26,552
Other	105,190	93,626	200,297	174,182
Total operating expenses	472,361	446,515	894,502	836,641
Other income (expense), net	2,744	5,922	14,661	15,758
Interest expense on borrowings	(21,752)	(21,364)	(37,599)	(37,234)
Pretax loss	(312,299)	(282,874)	(544,560)	(495,234)
Income tax benefit	(69,833)	(93,758)	(130,673)	(143,245)
Net loss from continuing operations	(242,466)	(189,116)	(413,887)	(351,989)
Net loss from discontinued operations	(954)	(639)	(2,109)	(1,248)
Net loss	$(243,420)	$(189,755)	$(415,996)	$(353,237)
BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(1.79)	$(1.33)	$(3.02)	$(2.44)
Discontinued operations	(0.01)	—	(0.01)	(0.01)
Consolidated	$(1.80)	$(1.33)	$(3.03)	$(2.45)
WEIGHTED AVERAGE DILUTED SHARES	135,563	142,340	137,359	144,307
Adjusted diluted EPS (1)	$(1.73)	$(1.27)	$(2.89)	$(2.31)
EBITDA (1)	$(261,352)	$(231,403)	$(448,935)	$(397,668)

(1) All non-GAAP measures are results from continuing operations. See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	December 31, 2024	June 30, 2024

ASSETS
Cash and cash equivalents	$320,051	$1,053,326
Cash and cash equivalents - restricted	21,473	21,867
Receivables, net	321,171	69,075
Prepaid expenses and other current assets	114,658	95,208
Total current assets	777,353	1,239,476
Property and equipment, net	143,833	131,319
Operating lease right of use assets	389,629	461,986
Intangible assets, net	270,601	264,102
Goodwill	783,286	785,226
Deferred tax assets and income taxes receivable	281,694	271,658
Other noncurrent assets	65,924	65,043
Total assets	$2,712,320	$3,218,810
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$136,893	$155,830
Accrued salaries, wages and payroll taxes	64,993	105,548
Accrued income taxes and reserves for uncertain tax positions	149,255	318,830
Current portion of long-term debt	349,611	—
Operating lease liabilities	170,726	206,070
Deferred revenue and other current liabilities	187,885	191,050
Total current liabilities	1,059,363	977,328
Long-term debt and line of credit borrowings	1,932,545	1,491,095
Deferred tax liabilities and reserves for uncertain tax positions	292,643	291,063
Operating lease liabilities	228,041	265,373
Deferred revenue and other noncurrent liabilities	72,188	103,357
Total liabilities	3,584,780	3,128,216
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	1,644	1,709
Additional paid-in capital	752,093	762,583
Accumulated other comprehensive loss	(71,762)	(48,845)
Retained earnings (deficit)	(908,785)	12,654
Less treasury shares, at cost	(645,650)	(637,507)
Total stockholders' equity (deficiency)	(872,460)	90,594
Total liabilities and stockholders' equity	$2,712,320	$3,218,810

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Six months ended December 31,	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(415,996)	$(353,237)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	58,026	60,331
Provision for credit losses	20,727	21,536
Deferred taxes	(1,531)	(35,525)
Stock-based compensation	17,945	17,525
Changes in assets and liabilities, net of acquisitions:
Receivables	(262,348)	(348,833)
Prepaid expenses, other current and noncurrent assets	2,588	(7,395)
Accounts payable, accrued expenses, salaries, wages and payroll taxes	(76,806)	(58,543)
Deferred revenue, other current and noncurrent liabilities	(45,170)	(58,520)
Income tax receivables, accrued income taxes and income tax reserves	(192,340)	(180,706)
Other, net	(733)	1,201
Net cash used in operating activities	(895,638)	(942,166)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(49,115)	(32,708)
Payments made for business acquisitions, net of cash acquired	(28,017)	(27,158)
Franchise loans funded	(17,442)	(15,491)
Payments from franchisees	971	2,747
Other, net	6,110	1,565
Net cash used in investing activities	(87,493)	(71,045)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of line of credit borrowings	(100,000)	(25,000)
Proceeds from line of credit borrowings	890,000	825,000
Dividends paid	(96,960)	(89,854)
Repurchase of common stock, including shares surrendered	(436,233)	(378,709)
Other, net	1,791	4,011
Net cash provided by financing activities	258,598	335,448
Effects of exchange rate changes on cash	(9,136)	671
Net decrease in cash and cash equivalents, including restricted balances	(733,669)	(677,092)
Cash, cash equivalents and restricted cash, beginning of period	1,075,193	1,015,316
Cash, cash equivalents and restricted cash, end of period	$341,524	$338,224
SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net (includes payments for purchased investment tax credits)	$62,290	$72,160
Interest paid on borrowings	33,412	35,496
Accrued additions to property and equipment	3,798	4,036
New operating right of use assets and related lease liabilities	47,135	70,532
Accrued dividends payable to common shareholders	50,176	45,273

(in 000s)
	Three months ended December 31,		Six months ended December 31,
NON-GAAP FINANCIAL MEASURE - EBITDA	2024	2023	2024	2023

Net loss - as reported	$(243,420)	$(189,755)	$(415,996)	$(353,237)
Discontinued operations, net	954	639	2,109	1,248
Net loss from continuing operations - as reported	(242,466)	(189,116)	(413,887)	(351,989)
Add back:
Income tax benefit	(69,833)	(93,758)	(130,673)	(143,245)
Interest expense	21,752	21,364	37,599	37,234
Depreciation and amortization	29,195	30,107	58,026	60,332
	(18,886)	(42,287)	(35,048)	(45,679)
EBITDA from continuing operations	$(261,352)	$(231,403)	$(448,935)	$(397,668)

(in 000s, except per share amounts)
	Three months ended December 31,		Six months ended December 31,
NON-GAAP FINANCIAL MEASURE - ADJUSTED EPS	2024	2023	2024	2023

Net loss from continuing operations - as reported	$(242,466)	$(189,116)	$(413,887)	$(351,989)
Adjustments:
Amortization of intangibles related to acquisitions (pretax)	10,910	12,269	22,038	24,824
Tax effect of adjustments (1)	(2,539)	(3,087)	(5,184)	(6,022)
Adjusted net loss from continuing operations	$(234,095)	$(179,934)	$(397,033)	$(333,187)
Diluted loss per share from continuing operations - as reported	$(1.79)	$(1.33)	$(3.02)	$(2.44)
Adjustments, net of tax	0.06	0.06	0.13	0.13
Adjusted diluted loss per share from continuing operations	$(1.73)	$(1.27)	$(2.89)	$(2.31)

(1)Tax effect of adjustments is the difference between the tax provision calculated on a GAAP basis and on an adjusted non-GAAP basis.
Non-GAAP Financial Information
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business. We make adjustments for certain non-GAAP financial measures related to amortization of intangibles from acquisitions and goodwill impairments. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations, adjusted diluted earnings per share from continuing operations, free cash flow, and free cash flow yield. We also use EBITDA from continuing operations and pretax income from continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.